UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2014

Date of report (Date of earliest event reported)

HUTCHINSON TECHNOLOGY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Minnesota	001-34838	41-0901840
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350
(Address of Principal Executive Offices)	(Zip Code)

(320) 587-3797

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Material Definitive Agreement.

Securities Purchase Agreement

On October 20, 2014, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) under which we agreed to sell at face value $37.5 million aggregate principal amount of 8.50% Convertible Senior Notes due 2019 (the “8.50% Convertible Notes”) to Cantor Fitzgerald & Co. (the “Buyer”).

Pursuant to the Purchase Agreement, the Buyer or any other holder of at least a majority in aggregate principal amount of the 8.50% Convertible Notes may require us to repurchase up to $7.5 million aggregate principal amount of the 8.50% Convertible Notes, plus accrued but unpaid interest thereon, at any time during the period ending 120 days following the date the 8.50% Convertible Notes are issued. Accordingly, $7.5 million of the proceeds to our company from the sale of the 8.50% Convertible Notes will be escrowed until the put right has expired.

The sale of the 8.50% Convertible Notes pursuant to the Purchase Agreement is expected to close on October 23, 2014, subject to the satisfaction of customary closing conditions. The Purchase Agreement contains certain representations, warranties and covenants of each party, including indemnification by our company in favor of the Buyer.

The 8.50% Convertible Notes will be issued under an indenture and supplemental indenture between our company and U.S. Bank National Association, as trustee. They will bear interest at 8.50% per annum, payable semi-annually in arrears on April 30 and October 31 of each year, and will mature in 2019. The 8.50% Convertible Notes will be convertible into common stock at the option of the Holder.

Houlihan Lokey LLP acted as placement agent in connection with the sale of the 8.50% Convertible Notes pursuant to a placement agreement with customary terms.

Exchange Agreement

On October 20, 2014, we entered into a letter agreement (the “Exchange Agreement”) with Liberty Harbor Master Fund I, L.P. (the “Holder”) providing for the exchange of $15 million aggregate principal amount of our 8.50% Senior Secured Second Lien Notes due 2017 held by the Holder (the “Exchanged Notes”) for (a) 2,500,000 shares of our common stock and (b) warrants to purchase an additional 2,500,000 shares of our common stock on a cashless basis at an exercise price of $0.01 per share. The Exchanged Notes will be cancelled, resulting in a corresponding reduction of the aggregate amount of the 8.50% Senior Secured Second Lien Notes due 2017 outstanding and a discharge of the related indebtedness as of the date of closing.

The transactions under the Exchange Agreement are expected to close on October 23, 2014, subject to the satisfaction of customary closing conditions and the escrow by our company of at least $35 million of cash that will be restricted solely for the repayment, repurchase, redemption, defeasance or other acquisition for value of our 8.50% Convertible Senior Notes due 2026, plus accrued but unpaid interest thereon.

The Exchange Agreement contains certain representations, warranties and covenants of each party, including indemnification by our company in favor of the Holder. In addition to the Exchanged Notes, the Holder and its affiliates are the current holders of all of our outstanding 10.875% Senior Secured Second Lien Notes due 2017 and are the current holders of a majority of our outstanding 8.50% Senior Secured Second Lien Notes due 2017.

Rights Agreement Amendment

On October 20, 2014, we entered into a Fourth Amendment to Rights Agreement with Wells Fargo Bank, N.A., as Rights Agent, relating to the Rights Agreement, dated as of July 29, 2010, between our company and the Rights Agent (as previously amended, the “Rights Agreement”). The Fourth Amendment provides that, in connection with the common share purchase rights of our company and in addition to existing exceptions, no person or group will become an Acquiring Person (as defined in the Rights Agreement) (a) solely as a result of beneficial ownership of our common stock issuable (but not issued) pursuant to the 8.50% Convertible Notes issued pursuant to the Purchase Agreement, (b) subject to certain limitations, if such person would not have been an Acquiring Person but for the exchange of Exchanged Notes for our common stock pursuant to the Exchange Agreement, or (c) solely as a result of holding unexercised warrants to purchase our common stock issued pursuant to the Exchange Agreement.

The text of the Fourth Amendment is provided as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. This summary of the Fourth Amendment does not purport to be complete and is qualified by reference to the text of the Fourth Amendment.

Item 2.02.	Result of Operations and Financial Condition.

The information in Exhibit 99.2 regarding our preliminary results of operations and financial condition for the fiscal 2014 fourth quarter is incorporated by reference herein. In accordance with Instruction B.2. to Form 8-K, all such information incorporated by reference into this Item 2.02, including Exhibit 99.2, is to be considered filed, and not furnished, for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 3.03.	Material Modification to Rights of Security Holders.

The information regarding the Fourth Amendment to Rights Agreement in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

Press Releases

On October 20, 2014, we issued a press release announcing the transactions identified in Item 1.01 above and our commitment to repay, repurchase or redeem all of our outstanding 8.50% Convertible Senior Notes due 2026 for cash. The text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

On October 20, 2014, we issued a press release regarding our preliminary fiscal 2014 fourth quarter results. The text of the press release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated herein by reference.

Risk Factor

We are providing the following additional risk factor for the purpose of updating the risk factor disclosure contained in our public filings with the U.S. Securities and Exchange Commission, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended September 29, 2013.

The future success of our optical image stabilization actuator remains uncertain.

We recently started manufacturing an optical image stabilization actuator for use in a smartphone for the Chinese market scheduled for release in the fall of 2014. This new product is in the early stages of low-volume production. We face significant manufacturing challenges as we ramp our first production line to volume and we may not meet the market’s product requirements, attain our manufacturing goals or achieve our cost targets. Our manufacturing process is capital intensive. We have very limited operating and marketing experience in the smartphone camera market. We do not know whether the product will generate sufficient revenue to offset expenditures related to product development and manufacturing start-up or become profitable. We do not know whether this product will be accepted by the market, the rate at which it will be accepted, if at all, or whether our product will be competitive with existing products already in the market or new technologies that may be introduced in the future. There can be no assurance that our investment in this new product line will not negatively impact our operating results and financial condition.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Fourth Amendment to Rights Agreement, dated as of October 20, 2014, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 5 to the Registration Statement on Form 8-A/A filed October 20, 2014 (file no. 001-34838))

99.1	Press Release dated October 20, 2014 (filed herewith)

99.2	Press Release dated October 20, 2014 (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED

Date: October 20, 2014	/s/ David P. Radloff
David P. Radloff
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

4.1	Fourth Amendment to Rights Agreement, dated as of October 20, 2014, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent	Incorporated by Reference

99.1	Press Release dated October 20, 2014	Filed Electronically

99.1	Press Release dated October 20, 2014	Filed Electronically